UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	December 22, 2003
(Date of earliest event reported)	December 18, 2003

Trinity Capital Corporation
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant’s telephone number, including area code)

Item 5.  Other Events

On December 22, 2003, the Company issued a press release announcing that its Board of Directors declared a semi-annual dividend of $0.30 per share to be paid to shareholders of record as of December 31, 2003 and payable on January 9, 2004.  The press release also updated the progress of the development of the new bank office in Santa Fe. The press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

	99.1	Press Release dated December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: December 22, 2003	By:	/s/ William C. Enloe
William C. Enloe